EXHIBIT 10.1

TURBOCHEF TECHNOLOGIES, INC.

STOCKHOLDERS’ AGREEMENT

OCTOBER 28, 2003

TURBOCHEF TECHNOLOGIES, INC.

STOCKHOLDERS’ AGREEMENT

          THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”),is entered into as of this 28 day of October, 2003, by and among TURBOCHEF TECHNOLOGIES, INC., a Delaware corporation (the “Company”), OVENWORKS, LLLP, a Georgia limited liability limited partnership (together with certain investors for which it acts as nominee, the “Purchaser”), JEFFREY B. BOGATIN, an individual resident of the State of New York (“Bogatin”), and DONALD J. GOGEL, an individual resident of the State of New York (“Gogel,” and together with Bogatin, the “Stockholders”).

RECITALS:

A.

The Company and Purchaser have entered into a Stock Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), pursuant to which the Company has agreed to sell and issue, and Purchaser has agreed to purchase, up to 2,500,000 shares of the Company’s Series D Preferred Stock, par value $1.00 per share (the “Series D Stock”).

B.	A condition to Purchaser’s obligations under the Purchase Agreement is that the Company, Purchaser and the Stockholders enter into this Agreement in order to:

	(1)	provide for rights of first refusal and other restrictions on sale pertaining to certain of the shares of Common Stock owned by the Stockholders;

(2)

provide for demand registration rights and piggy-back registration rights pertaining to the shares of Series D Stock (and the shares of Common Stock into which such shares of Series D Stock may be converted), and piggy-back registration rights pertaining to the shares of Common Stock owned by Bogatin; and

	(3)	address certain matters relating to the governance of the Company.

C.	The Company and the Stockholders each desire to induce Purchaser to purchase the Series D Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINED TERMS

          As used in this Agreement, the following terms shall have the following respective meanings:

          “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          “Bogatin Holders” means Bogatin and any other Person to whom Shares have been transferred pursuant to and in compliance with the provisions of Section 2.3(b)(i) and Article V hereof.

          “Common Stock” means the Company’s common stock, par value $.01 per share.

          “Conversion Shares” means, as of any particular date, (a) the shares of Common Stock held by Series D Holders as a result of the conversion of any of the shares of Series D Stock pursuant to the Company’s Certificate of Incorporation, as amended, and any additional shares of Common Stock issued by virtue of such shares pursuant to any stock split, stock dividend, recapitalization or similar event, and (b) all shares of Common Stock issuable, but not actually issued, upon conversion of the then-outstanding shares of Series D Stock and upon conversion of any additional shares of Series D Stock issued by virtue of such shares pursuant to any stock split, stock dividend, recapitalization or similar event.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Gross-Up Shares” means, with respect to either Stockholder, a number of shares equal to forty percent (40%) of the total number of Shares issued to such Stockholder pursuant to the terms of (a) that certain Confidentiality and Non-Competition Agreement, dated as of even date herewith, between the Company and the Stockholder, and (b) that certain Resignation and Release, dated as of even date herewith, between the Company and the Stockholder.

          “Permitted Transferee” means, with respect to either Stockholder, (a) such Stockholder’s spouse, ancestors, lineal descendants, adopted children, any spouse of any such lineal descendant or adopted child, and any trust created and existing solely for the benefit of any such person or persons, and (b) upon the death of such Stockholder, such Stockholder’s estate, administrator, executor, heirs, and devisees.

          “Person” means an individual, sole proprietorship, partnership, corporation, association, institution, joint stock company, limited liability company, trust, joint venture, unincorporated organization or any other legal entity.

          “Registrable Securities” means, as of any particular date, (a) the shares of Common Stock held by Series D Holders as a result of the conversion of any of the shares of Series D Stock pursuant to the Company’s Certificate of Incorporation, as amended, and any additional shares of Common Stock issued by virtue of such shares pursuant to any stock split, stock dividend, recapitalization or similar event (b) all shares of Series D Stock held by Series D Holders, and (c) all additional shares of Series D Stock or Common Stock held by Series D Holders as a result of any stock split, stock dividend, recapitalization or similar event.

          “Registration Expenses” means all expenses incurred by the Company in complying with Section 3.1, Section 3.2 and Section 3.3 hereof, including, without limitation, all registration and filing fees; printing expenses; fees and disbursements of counsel for the Company; reasonable fees and expenses of a single counsel for the selling stockholders; state “blue sky” fees and expenses; and accountants’ expenses, including without limitation any special audits incident to or required by any such registration; but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding also any additional disbursements of counsel for the Series D Holders or Bogatin Holders, which shall be paid by the Series D Holders and Bogatin Holders.

          “SEC” means the Securities and Exchange Commission, or any successor organization.

          “Securities” means all shares of capital stock of the Company, including, but not limited to, the Common Stock, any series of the Company’s Preferred Stock, par value $1.00 per share, and any right, option, warrant or other agreement for the purchase or acquisition from the Company of, or otherwise convertible into, any shares of its capital stock.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities, Conversion Shares or Shares being sold by the Series D Holders or Bogatin Holders.

          “Series D Holders” means the Purchaser and any other Person holding Registrable Securities or Conversion Shares to whom registration rights have been transferred pursuant to Section 3.9 hereof.

          “Shares” means all Securities now owned or being acquired in connection with the transactions contemplated by the Purchase Agreement by either Stockholder.

ARTICLE II

RESTRICTIONS ON TRANSFER

2.1	Lock-Up.

(a)

Except as permitted under Section 2.3, for a period beginning on the date hereof and ending eighteen (18) months from the date hereof (such period of time being referred to as the “Lock-Up Period”), without the prior written consent of the Company and Purchaser, which may be withheld in their absolute respective discretion, no Stockholder may sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of his respective Shares, or otherwise dispose of any Shares (any such action, a “Transfer”).

(b)

In connection with the restrictions set forth in Section 2.1(a), each Stockholder hereby authorizes the Company and its transfer agent, if any, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company during the Lock-Up Period with respect to the Shares that are subject to Section 2.1(a) for which such Stockholder is the record holder and, in the case of any such Shares for which the Stockholder is the beneficial but not the record holder, agrees to cause the record holder to authorize the Company and its transfer agent, if any, to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such Shares.

2.2	Right of First Refusal.

(a)

Following the expiration of the Lock-Up Period, until such time as the outstanding shares of Series D Stock and the shares of Common Stock outstanding as a result of the conversion of Series D Stock represent, on a fully-diluted, as converted basis, less than twenty five percent (25%) of the outstanding capital stock of the Company, if a Stockholder proposes to sell, pledge, or otherwise transfer any of his Shares to any Person, other than pursuant to the provisions of Section 2.3, then he shall first give simultaneous written notice to the Company and Purchaser (such written notice being referred to as the “Transfer Notice”) that (i) sets forth the number of Shares he proposes to sell (the “Offered Shares”), (ii) sets forth the name and address of the proposed purchaser (the “Proposed Purchaser”)), (iii) sets forth the price and other terms of the proposed sale, and (iv) includes a copy of the bona fide written offer received by such Stockholder from the Proposed Purchaser.

(b)

The Transfer Notice shall constitute an offer (the “Offer”) by the Stockholder to sell the Offered Shares (i) first, to the Company, and (ii) if the Company does not elect to purchase all the Offered Shares, then to the Purchaser, in each case, at the price and on the terms offered to the Stockholder by the Proposed Purchaser.  If the proposed sale is for other than cash, then the price per share shall be deemed to be the fair market value per share, as determined by the Company’s Board of Directors, of the consideration offered by the Proposed Purchaser.

(c)

The Company and the Purchaser shall have twenty (20) days from the date they receive the Offer in which to agree to purchase all of the Offered Shares by so notifying the Stockholder, and each other, in writing.  In accordance with the provisions of Section 2.2(b), if, pursuant to its written notice to the Stockholder, the Company does not elect to purchase all of the Offered Shares, then Purchaser may, pursuant to its written notice to the Stockholder, elect to purchase such Offered Shares.

(d)

If the Offer is accepted with respect to all the Offered Shares in accordance with Section 2.2(c), the closing of the purchase and sale of the Offered Shares shall be held at the principal office of the Company on the date and at the time set forth in the written notice given by the Company to the Stockholder and Purchaser, if the Company elects to purchase the Offered Shares, or the written notice given by the Purchaser to the Stockholder and the Company, if the Purchaser elects to purchase the Offered Shares.  The Company or the Purchaser, as applicable, shall deliver to the Stockholder at the closing the full purchase price payable for the Offered Shares by means of a cashier’s check, certified check, or wire transfer and documents containing such acknowledgments, representations, and agreements that counsel for the Company may reasonably require in order for the transfer to comply with applicable federal and state securities laws.  The Stockholder shall deliver to the purchasers certificates representing the Offered Shares, if any, duly endorsed in blank for transfer or with duly executed blank stock powers attached, together with such other documents as may be necessary or appropriate, in the reasonable opinion of counsel for the purchasers, to effectuate the transfer to the Company or Purchaser, as applicable.

(e)

If the Offer is not accepted by the Company or Purchaser within twenty (20) days of the date that the Transfer Notice is delivered to the Company and Purchaser pursuant to Section 2.2(a), the Stockholder shall be free to sell all, but not less than all, of the Offered Shares, provided, however, that (i) such sale by the Stockholder must be made to the Proposed Purchaser in strict compliance with the terms of the proposed disposition described in the Transfer Notice, (ii) such sale must be consummated within ninety (90) days after the date that the Transfer Notice is delivered to the Company and Purchaser pursuant to Section 2.2(a), and (iii) such sale shall comply with all applicable federal and state securities laws.  If the Offered Shares are not so sold to the Proposed Purchaser prior to the expiration of such ninety (90) day period, the Offered Shares shall again be subject to the provisions of this Agreement as though the Offer had not previously been made.

2.3	Permitted Transfers.

(a)

The provisions of Section 2.1 and Section 2.2 shall not apply to the Gross-Up Shares, or to any sale of Shares to the public pursuant to a registration statement filed with, and declared effective by the SEC under the Securities Act.

	(b)	Notwithstanding the restrictions set forth in Section 2.1 or Section 2.2:

		(i)	either Stockholder shall be permitted to transfer Shares to a Permitted Transferee in accordance with Article V;

(ii)

Bogatin shall be permitted to sell, on a monthly basis, a number of Shares not to exceed fifteen percent (15%) of the average daily reported volume of trading in the Company’s Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the prior month.  Any transfers of Shares received by Persons from Bogatin or his Affiliates shall be aggregated for the purposes of calculating the transfer limitations pursuant to this Section 2.3(b)(ii); and

(iii)

Gogel shall be permitted to sell, on a monthly basis, a number of Shares not to exceed five percent (5%) of the average daily reported volume of trading in the Company’s Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the prior month.  Any transfers of Shares received by Persons from Gogel or his Affiliates shall be aggregated for the purposes of calculating the transfer limitations pursuant to this Section 2.3(b)(iii).

(c)

The provisions of Section 2.2 shall not apply to any transfer or sale effected on any national securities exchange or through any automated quotation system on or pursuant to which the Common Stock is listed or otherwise traded at the time of such transfer or sale.

2.4

Securities Law Compliance; Reporting Obligations.  Each Stockholder covenants to comply with (a) all applicable restrictions on transfer set forth in the Exchange Act, the Securities Act, and all rules promulgated thereunder, including but not limited to Rule 144 promulgated under the Securities Act, and (b) the applicable reporting obligations under Section 13 of the Exchange Act and the rules promulgated thereunder.  In addition, each Stockholder covenants that he will deliver to the Company a copy of all beneficial ownership reports that are required to be filed pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder in accordance with the notice provisions herein, within three (3) business days of the date of the filing of such report with the SEC.

ARTICLE III

REGISTRATION RIGHTS

3.1	Demand Registration Rights.

(a)

Subject to the conditions of Section 3.1(b) below, from and after the date hereof, the Series D Holders may make two (2) demands on the Company to register all or a portion of the Registrable Securities on Form S-1 or such other form that may be available to the Company (each such registration being referred to as a “Demand Registration”).

(b)

If the Company receives from Series D Holders representing at least twenty percent (20%) of the Registrable Securities, a written request that the Company effect a Demand Registration with respect to all or a part of the Registrable Securities, the Company shall:

		(i)	promptly give written notice of the proposed registration to all other Series D Holders; and

(ii)

as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as is specified in such request, together with such portion of the Registrable Securities of all other Series D Holders joining in such request as is specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that if the Company shall furnish to each such Series D Holder a certificate signed by the President of the Company stating that in the good-faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right, exercisable not more than once during any twelve (12) month period, to defer such filing ninety (90) days after receipt of the initial request of such Series D Holders.

(c)

If the Series D Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1(b), and the Company shall include such information in the written notice referred to in Section 3.1(b)(i) hereof.  The right of any Series D Holder to registration pursuant to this Section 3.1 shall be conditioned upon such Series D Holder’s participation in such underwriting and the inclusion of such Series D Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Company shall (together with each such participating Series D Holder) enter into an underwriting agreement in customary form and containing customary terms reasonably acceptable to the participating Series D Holders, with the representative of the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the participating Series D Holders; provided, however, that if the Company has not selected an underwriter reasonably acceptable to the participating Series D Holders within thirty (30) days after the Company’s receipt of the request for registration from such Series D Holders, then such participating Series D Holders may select an underwriter reasonably acceptable to the Company in connection with such registration.  Notwithstanding any other provision of this Section 3.1, if the underwriter representative advises such Series D Holders in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, such number of Registrable Securities shall be excluded from such registration, pro rata, to the extent so required by such limitation.  If any participating Series D Holder disapproves of the terms of the underwriting, he, she or it may elect to withdraw therefrom by written notice to the Company, the underwriter and the other participating Series D Holders.  The Securities so withdrawn shall also be withdrawn from registration.

3.2	Company Registration.

(a)

If the Company shall determine to register any of its securities in connection with the public offering of such securities solely for cash on a form that would permit the registration of the Conversion Shares or the Shares held by the Bogatin Holders or the Company files a Demand Registration pursuant to Section 3.1 or registration statement on Form S-3 pursuant to Section 3.3, the Company shall promptly give to each Series D Holder and Bogatin Holder written notice of such proposed registration (each such registration being referred to herein as a “Piggyback Registration”), which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws.  The Company shall include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein:

(i)

all the Conversion Shares specified in a written request, or requests, made by the Series D Holders within twenty (20) days after receipt of such written notice from the Company, subject to the underwriter limitations, if any, described in Section 3.2(d) hereof; provided, however, that, in the case of a Piggyback Registration, the number of Conversion Shares that any Series D Holder may include in any such registration shall not exceed the product of (A) the total number of Conversion Shares then held by such Series D Holder multiplied by (B) a fraction, the numerator of which is the total number of Conversion Shares then held by the Series D Holder and the denominator of which is (x) the total number of Shares then held by the Bogatin Holders plus (y) the total number of Conversion Shares then held by all Series D Holders; and provided, further, that no Conversion Shares shall be included in any registration under this Agreement unless such Conversion Shares shall have been first converted to Common Stock, if necessary; and

(ii)

all the Shares specified in a written request, or requests, made by the Bogatin Holders within twenty (20) days after receipt of such written notice from the Company, subject to the underwriter limitations, if any, described in Section 3.2(d) hereof; provided, however, (A) in the case of a Piggyback Registration, that the number of Shares that any Bogatin Holder may include in any such registration shall not exceed the product of (X) the total number of Shares then held by such Bogatin Holder multiplied by (Y) a fraction, the numerator of which is the total number of Shares then held by such Bogatin Holder and the denominator of which is (I) the total number of Shares then held by all Bogatin Holders plus (II) the total number of Conversion Shares then held by all Series D Holder and (B) in the case of a Demand Registration or a registration statement filed on Form S-3 in accordance with Section 3.3 after all Conversion Shares required to be included under Section 3.1 or Section 3.3 are included, the number of Shares that any Bogatin Holder may include in any registration shall not exceed (x) the total number of Shares then held by such Bogatin Holder multiplied by (y) a fraction, the number of which is the total number of Shares held by such Bogatin Holder and the denominator of which is the total number of Shares held by all Bogatin Holders plus the total number of shares of Common Stock requested to be included by all other selling securityholders (other than Series D Holders) which have the right to be included in such registration statement; and provided, further, that no Shares shall be included in any registration under this Agreement unless such Shares shall have been first exercised for, or otherwise converted to, Common Stock, if necessary.

The Company shall have the right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 3.2 without any obligation or liability to the Series D Holders or the Bogatin Holders.

(b)

Subject to the underwriter limitations, if any, described in Section 3.2(d) below, the Series D Holders and the Bogatin Holders shall be entitled to have their respective Conversion Shares and Shares included in an unlimited number of Piggyback Registrations pursuant to this Section 3.2.

(c)

If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 3.1, or pursuant to this Section 3.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any respective successor forms) until a period of one hundred eighty (180) days has elapsed from the effective date of such a previous registration.

(d)

If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Series D Holders and Bogatin Holders as a part of the written notice given pursuant to Section 3.2(a) hereof.  In such event the respective rights of the Series D Holders and Bogatin Holders to registration pursuant to Section 3.2(a) shall be conditioned upon their participation in such underwriting and the inclusion of their Conversion Shares or Shares, as applicable, in the underwriting to the extent provided herein.  If any Series D Holder or Bogatin Holder proposes to distribute his, her or its Conversion Shares or Shares, respectively, through such underwriting (together with the Company) he, she or it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.  Notwithstanding any other provision of this Section 3.2, if the underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the registration shall be allocated among the Series D Holders and Bogatin Holders, as nearly as practicable, to the respective amounts of Conversion Shares and Shares that each Series D Holder and Bogatin Holder had requested to be included, and which were otherwise includable, in such registration.  The Company shall advise the Series D Holders and Bogatin Holders as to the number of Conversion Shares and Shares that may be included in the registration and underwriting as allocated in the foregoing manner.  No such reduction shall be made with respect to securities offered by the Company for its own account.  If any Series D Holder or Bogatin Holder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Conversion Shares or Shares so excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

3.3

Form S-3 Registration.  If, at a time when Form S-3 (or any comparable successor form) is available for the registration of Registrable Securities and the Company is eligible to use Form S-3 (or such successor form) for such registration, the Company shall receive from the Series D Holders a written request that the Company effect a registration on Form S-3 (or such successor form) of any of the Registrable Securities, the Company will promptly give written notice of the proposed registration to all other Series D Holders and, as soon as practicable, effect such registration and all such related qualifications and compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registered Securities as are specified in such request and any written requests of other Series D Holders given within twenty (20) days after receipt of such notice..  The rights of the Purchaser to request registration under this Section 3.3 shall be in addition to all other registration rights in this Agreement.

3.4

Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.1, Section 3.2 or Section 3.3 of this Agreement shall be borne by the Company; and each participating Series D Holder and Bogatin Holder shall bear his, her or its respective Selling Expenses; provided, however, that if any jurisdiction in which such securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the Series D Holders or Bogatin Holders, then each participating Series D Holder and Bogatin Holder shall bear his, her or its respective portion of such expenses.

3.5

Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep the Series D Holders, to the extent that any Registrable Securities or Conversion Shares are included in such registration, and the Bogatin Holders, to the extent that any Shares are included in such registration, advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense the Company shall use its best efforts to:

(a)

keep such registration effective for a period of one hundred eighty (180) days or until the participating Series D Holders and Bogatin Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

	(b)	furnish such number of prospectuses and other documents incident thereto as the participating Series D Holders or Bogatin Holders, as applicable, from time to time may reasonably request.

3.6	Indemnification.

(a)

With respect to the Series D Holders and Bogatin Holders, if any of their respective Registrable Securities, Conversion Shares or Shares have been registered or qualified pursuant to this Agreement, the Company shall indemnify the Series D Holders and Bogatin Holders, and each of the officers, directors and partners of each Series D Holder and each Bogatin Holder, each Person controlling (as defined in Section 3.6(e) below) each Series D Holder and each Bogatin Holder, each of such controlling person’s officers, directors and partners, and shall also indemnify each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse the Series D Holders and Bogatin Holders, and each of the officers, directors and partners of each Series D Holder and each Bogatin Holder, each Person controlling (as defined in Section 3.6(e) below) each Series D Holder and each Bogatin Holder, each of such controlling person’s officers, directors and partners, each such underwriter, and each Person who controls such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon written information furnished to the Company in an instrument duly executed by a Series D Holder, a Bogatin Holder, the underwriter or any such other party seeking to be indemnified, where such information was provided specifically for use in such prospectus, offering circular or related document.

(b)

Each participating Series D Holder and Bogatin Holder shall, if securities held by him, her or it are included among the securities as to which a registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls (as defined in Section 3.6(e) below) the Company, such underwriter, the Purchaser, and each of such controlling person’s officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and shall reimburse the Company, its directors, officers, partners, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by any such Series D Holder or Bogatin Holder specifically for use therein; provided, however, that the respective obligations of any such Series D Holder or Bogatin Holder hereunder shall be limited to an amount equal to the respective net proceeds to such Series D Holder or Bogatin Holder of securities sold as contemplated herein.

(c)

Each party entitled to indemnification under this Section 3.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense.  The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 3.6 only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and only then to the extent so prejudiced, and such failure shall in no event relieve the Indemnifying Party of any liability that he or it may have to any Indemnified Party otherwise than under this Section 3.6.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

(d)

If the indemnification provided in Section 3.6(a) or Section 3.6(b)is unavailable for any reason, the Indemnifying Party agrees to contribute to the claims, losses, damages and liabilities of the Indemnified Party in the proportion appropriate to reflect (i) the relative benefits received by the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the transaction(s) from which such claims, losses, damages or liabilities arose, (ii) the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with such claims, losses, damages or liabilities, and (iii) any other relevant equitable considerations.  The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, opportunity to correct or prevent the circumstances resulting in such claims, losses, damages or liabilities, and whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Indemnifying Party or other conduct by the Indemnifying Party (or its employees or other agents), on the one hand, or by the Indemnified Party, on the other hand; provided, however, that the respective obligations of any such Series D Holder or Bogatin Holder hereunder shall be limited to an amount equal to the respective net proceeds to such Series D Holder or Bogatin Holder of securities sold as contemplated herein.

	(e)	For purposes of this Section 3.6, the term “control” shall have the meaning assigned thereto under the Securities Act.

3.7

Information by the Purchaser and Bogatin.  Each Series D Holder and Bogatin Holder, with respect to any registration in which Securities held by him, her or it are included, shall furnish in writing to the Company such information regarding himself, herself or itself and the distribution proposed by him, her or it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement, and the Company shall not be required to include its or his respective securities in any such registration unless such information shall have been provided.

3.8

Limitations on Registration of Issues of Securities.  From and after the date of this Agreement, without the consent of the Purchaser, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company, giving such holder or prospective holder rights with respect to the registration of any securities of the Company.

3.9	Transfer of Registration Rights.

(a)

The rights to cause the Company to register Securities under Section 3.1, Section 3.2 and Section 3.3 hereof may be assigned by the Purchaser (a) to any beneficial owner of Registrable Securities or Conversion Shares for which the Purchaser acts as nominee, (b) to an assignee of Registrable Securities or Conversion Shares, or (c) upon distribution by the Purchaser or an assignee described in (b), which assignee is an entity, of any Securities to the direct or indirect beneficial owners of the securities of such entity (including direct or indirect general or limited partners thereof), together with the securities being transferred; provided, however, that in each case the Company is given written notice, at the time or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the Securities with respect to which such registration rights are being assigned.  No such assignment shall be effective unless the transferee shall be required, as a condition to such transfer, to agree in writing that he or it will receive and hold such Securities subject to the provisions of this Agreement and unless the Company is given written notice at the time of the assignment or within a reasonable time after such assignment, stating the name and address of said transferee and identifying the securities that are being assigned.

(b)

The rights to cause the Company to register Securities under Section 3.2 hereof may be assigned by Bogatin to any Permitted Transferee to whom Shares are transferred pursuant to and in accordance with the provisions of Section 2.3(b)(i) and Article V; provided, however, that in each case the Company is given written notice, at the time or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the Securities with respect to which such registration rights are being assigned.

ARTICLE IV

CORPORATE GOVERNANCE

4.1

Board Representation.  For so long as Bogatin owns at least five percent (5%) of the Company’s Common Stock (calculated on a fully-diluted, fully-converted basis), the Company hereby agrees to take such actions as are necessary, and each of the Stockholders and the Purchaser agrees to vote his or its Securities (and any other Securities over which he or it exercises voting control) and take such other actions as are necessary so as to elect and thereafter continue in office as a director of the Company one (1) individual designated by Bogatin (the “Bogatin Designee”); provided, however, that such individual (a) may not be Bogatin himself, (b) may not be a family member or an Affiliate of Bogatin, (c) must have appropriate background and experience to serve as a member of the Company’s Board of Directors, and (d) must be reasonably acceptable to the Company’s Board of Directors in its sole discretion.  The Company hereby agrees to take such actions as are necessary, and each of the Stockholders and the Purchaser agrees to vote his or its Securities (and any other Securities over which he or it exercises voting control) and take such other actions as are necessary or appropriate to ensure that any vacancy on the Board of Directors occurring by reason of the resignation or removal of the Bogatin Designee shall be filled in accordance with the provisions of this Section 4.1.

4.2

Covenants of the Company.  The Company agrees to use its best efforts to ensure that the rights granted under this Article IV are effective and that the parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the director as provided in Section 4.1.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or in order to protect the rights of the parties hereunder against impairment.

ARTICLE V

APPLICATION TO TRANSFEREES

5.1

Permitted Transferees.  The restrictions set forth in Section 2.1 and Section 2.2 shall not apply to any transfer by a Stockholder to a Permitted Transferee; provided, however, that any Permitted Transferee shall be subject to compliance with applicable securities laws and the terms of Section 5.2.  All Shares transferred by a Stockholder to a Permitted Transferee shall remain subject to the terms of this Agreement, and such transferee shall be treated as a “Stockholder” for purposes of this Agreement.

5.2

Written Agreement.  All transferees, including without limitation Permitted Transferees, of any Shares from any Stockholder, other than Shares transferred pursuant to the provisions of Section 2.2(e), Section 2.3(a), Section 2.3(b)(ii)-(iii), or Section 2.3(c), shall be required, and any Stockholder transferring such Shares to any such transferee shall require such transferee, as a condition of such transfer to agree in writing that they will receive and hold such Shares or interest therein subject to the provisions of this Agreement applicable to such Shares.  Any sale or transfer of any such Shares shall be void unless the provisions of this Section 5.2 are met.

ARTICLE VI

LEGENDS

6.1	Legend Requirement. All certificates representing any Shares subject to the provisions of this Agreement shall have endorsed thereon legends substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT, TO WHICH THE REGISTERED HOLDER, OR HIS, HER OR ITS PREDECESSOR IN INTEREST, IS A PARTY, WHICH AGREEMENT PROVIDES FOR CERTAIN VOTING RIGHTS AND OBLIGATIONS OF SALE AND PURCHASE.  SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY AND AFFECTS THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

6.2

Removal of Legend.  The Company shall, upon request by either Stockholder in connection with any transfer permitted by Section 2.2(e) or Section 2.3 (other than pursuant to Section 2.3(b)(i)), take such action as is necessary to remove, or cause to be removed, from the certificate or certificates representing the Shares so transferred, the legend required by Section 6.1.

ARTICLE VII

MISCELLANEOUS

7.1

Transfers in Violation of this Agreement.  The Company shall not:  (a) transfer on its books any Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement; or (b) treat as owner of such Shares, or accord the right to vote as such owner, or pay dividends to, any transferee to whom any such Shares shall have been so transferred.

7.2

Term.  This Agreement shall terminate upon the earlier of:  (a) the written agreement of all parties hereto; (b) the dissolution or liquidation of the Company, or the voluntary filing of a petition in bankruptcy by the Company; (c) the passage of ten (10) years; (d) with respect to the Stockholders, the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company’s Common Stock at an aggregate offering price of not less than Twenty Five Million Dollars ($25,000,000), which results in a post-offering market capitalization of the Company in excess of Three Hundred Million Dollars ($300,000,000) or (e) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of at least fifty percent (50%) of the outstanding shares of the Company’s capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

7.3

Entire Agreement; Binding Effect.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants with respect to such subject matter, except as specifically set forth herein.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among residents of Delaware made and to be performed entirely within the State of Delaware, and without regard to the conflicts of law principles as may otherwise be applicable.

7.5

Counterparts and Signature by Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6

Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, delivery by recognized overnight courier (such as FedEx) or upon receipt of confirmation of delivery by facsimile, telecopy, or registered or certified mail, return receipt requested, postage prepaid, addressed:

to Purchaser or the Company:

OvenWorks, LLLP
645 Madison Avenue
Suite 1500
New York, New York 10022
Attn: Richard E. Perlman
Telephone: (212) 223-8633
Facsimile: (212) 888-8133

TurboChef Technologies, Inc.
10500 Metric Drive
Suite 128
Dallas, Texas 75243
Attn: Richard E. Perlman
Telephone: (214) 379-6000
Facsimile: (214) 340-8477

with a copy to:

Kilpatrick Stockton LLP
1100 Peachtree Street
Suite 2800
Atlanta, Georgia 30309
Attn: Reinaldo Pascual
Telephone: (404) 815-6500
Facsimile: (404) 815-6555

to the Stockholders:

Jeffrey B. Bogatin

Telephone:

Facsimile:

Donald J. Gogel

Telephone:

Facsimile:

with a copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attn: Brad L. Shiffman
Telephone: (212) 885-5442
Facsimile: (212) 885-5001

7.7

Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8

Amendments; Waivers; Delays or Omissions.  No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by all parties hereto.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach, default or noncompliance of any other party hereto under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on any such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement or otherwise afforded to any such party, shall be cumulative and not alternative.

7.9

Attorneys’ Fees.  Should any litigation or arbitration be commenced between the parties hereto concerning this Agreement, the party prevailing in such litigation or arbitration shall be entitled, upon final judgment and expiration of all appeals, in addition to such other relief as may be granted, to a reasonable sum for attorneys’ fees and costs in such litigation or arbitration, which shall be determined by the court or arbitrator, as the case may be.

7.10

Further Documents and Actions.  The parties shall take such further actions and execute and deliver such further documents as may be necessary or convenient from time to time to more effectively carry out the intent and purposes of this Agreement and to establish and protect the rights and remedies created or intended to be created hereunder.

7.11	Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

[signatures on following page]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

TurboChef Technologies, Inc.

By:	/s/ Jeffrey B. Bogatin

	Name:	Jeffrey B. Bogatin
	Title:	Chairman

PURCHASER:

OvenWorks, LLLP

By:	Oven Management, Inc., its general partner

	By:	/s/ Richard E. Perlman

Richard E. Perlman
President

STOCKHOLDERS:

/s/ Jeffrey B. Bogatin

Jeffrey B. Bogatin

/s/ Donald J. Gogel

Donald J. Gogel